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                            ARTICLES OF INCORPORATION

                                       OF

                          CALVERT NEW WORLD FUND, INC.



                                    ARTICLE I

     THE UNDERSIGNED, William M. Tartikoff, Esq., whose business address is 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814, and who is at least 18 years of age, hereby acts as an incorporator under and by virtue of the General Corporation Law of the State of Maryland authorizing the formation of corporations.


                                   ARTICLE II

                                      NAME
                                      ----


     The name of the Corporation is CALVERT NEW WORLD FUND, INC. (the "Fund" or "Corporation").


                                   ARTICLE III

                               PURPOSE AND POWERS
                               ------------------

     The purpose for which the Corporation is formed and the business to be transacted, carried on and promoted by it are as follows:

1. To conduct and carry on the business of an investment company of the management type.

2. To hold, invest and reinvest its assets in securities or other investments, and in connection with those investments to hold part or all of its assets in cash.

3. To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration permitted by the Maryland General Corporation Law and by these Articles of Incorporation, as its Board of Directors may determine.

4. To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its capital stock, in any manner and to the extent permitted by the Maryland General Corporation Law and by these Articles of Incorporation.

5. To engage in any or all other lawful business for which corporations may be incorporated under the Maryland General Corporation Law.

6. To do any and all such further acts or things to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any of the foregoing purposes or objects.

     The Corporation is authorized to exercise and enjoy all the powers, rights and privileges granted to, or conferred on, corporations by the Maryland General Corporation Law, and the enumeration of the foregoing does not exclude any powers, rights or privileges so granted or conferred.


                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT
                       -----------------------------------

     The address of the principal office of the Corporation in the State of Maryland is 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814. The resident agent of the Corporation is William M. Tartikoff, Esq., at the same address.


                                    ARTICLE V

                                  CAPITAL STOCK
                                  -------------

     The total number of shares of capital stock that the Corporation has authority to issue is TWO BILLION shares of the par value of One Cent ($0.01) per share and of the aggregate par value of TWENTY MILLION DOLLARS ($20,000,000). Two Hundred Fifty Million (250,000,000) of such shares will be issued as common stock of the series designated Calvert New Africa Fund. The balance of One Billion Seven Hundred Fifty Million (1,750,000,000) shares may be issued in any series or class, each comprising such number of shares and having such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as will be determined from time to time by resolution of the Board of Directors, to whom authority to take such action is hereby expressly granted (all without the vote or consent of the shareholders of the Corporation).

1. The Board of Directors is hereby authorized (subject to applicable law) to change the designation of any series, and to increase or decrease the number of shares of any series, except that the number of shares may not be decreased below the number of shares then outstanding. The Board may classify or reclassify any series into one or more classes. Authority granted to the Board by these Articles to act with respect to any series of the Fund shall be equally applicable to any class of shares of any series.

2. The holders of each share of stock of the Corporation are entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of series, then recorded in the shareholder's name on the books of the Corporation. On any matter submitted to a vote of the shareholders, all shares of the Corporation then issued and outstanding and entitled to vote will be voted in the aggregate and not by series except (i) when otherwise required by law; and (ii) if the Board of Directors, in its sole discretion, determines that any matter concerns only one or more particular series or class, it may direct that only holders of that or those series or classes may vote on the matter.

3. The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares. Fractional shares have proportionate rights including, without limitation, the right to vote, receive dividends and distributions and the right to participate upon liquidation of the Corporation. No stock certificates will be issued to represent fractional shares.

4. Each series has the following powers, preferences or other special rights, with the qualifications, restrictions, and limitations thereof as noted:

(a) Except as may be otherwise provided in these Articles, all consideration the Corporation receives for the issue or sale of shares of a particular series belongs to that series alone, subject only to the rights of creditors. Consideration includes all assets in which the consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of the assets, and any funds or payments derived from any reinvestment of the proceeds in whatever form.

(b) The Board of Directors in its discretion may periodically declare and pay dividends or distributions, in stock or in cash, on any or all series or classes of shares. The Board will determine whether to make a distribution and, if so, the amount of the distribution, giving due consideration to the interests of each series and the Corporation as a whole.

(i) Dividends or distributions on shares of any series of stock will be paid only out of surplus or other lawfully available assets determined by the Board of Directors as belonging to that series.

(ii) The Board of Directors has the power in its discretion to distribute dividends, including dividends in amounts sufficient in the Board's opinion to enable the Corporation to qualify as a "regulated investment company" under the federal tax laws, and accordingly to avoid liability for the Corporation for federal income tax in that year. The distribution of dividends includes dividends designated in whole or in part as capital gains distributions.

(c) The allocation of assets and liabilities to a given series is determined by the Board of Directors, and may be delegated to the advisor of the Fund or its affiliates. Any decision of the Board as to the allocation of assets and liabilities is final. The assets belonging to any series of stock will generally be charged with the liabilities of that series and with its allocable portion of the overall liabilities of the Corporation.

(d) In the event of the liquidation of the Corporation, the shareholders of each series will be entitled to receive, as a series, the net excess of assets over liabilities as allocable to that series. Such assets will be distributed to shareholders in proportion to the number of shares held and recorded on the books of the Corporation. Assets not readily identifiable as belonging to any particular series will be allocated by or under the supervision of the Board of Directors, and the decision with regard to the allocation will be conclusive and binding for all purposes.

(e) The Corporation's shares of stock are issued and sold subject to the provisions of these Articles of Incorporation and the Fund's Bylaws.


                                   ARTICLE VI

                PROVISIONS FOR DEFINING, LIMITING, AND REGULATING
                    CERTAIN POWERS OF THE CORPORATION AND OF
          THE  DIRECTORS  AND  SHAREHOLDERS
          ---------------------------------

1. Initially, the Corporation will have one director. This number may be increased pursuant to the Bylaws of the Corporation but will never be less than the minimum number required by the Maryland General Corporation Law. Clifton S. Sorrell, Jr. will act as director until the first meeting or until his successors are duly elected and qualify.

2. The Board of Directors of the Corporation is hereby empowered to authorize the periodic issuance of shares of capital stock for consideration it deems advisable (without the vote or consent of the shareholders of the Corporation).

3. No holder of shares of the Corporation has any right to purchase or subscribe for shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell other than what the Board of Directors in its discretion determines to offer.

4. The Board of Directors will manage the business and affairs of the Corporation, and may exercise all powers of the Corporation except those powers which are by law, by these Articles of Incorporation or by the Bylaws conferred on or reserved to the shareholders. In furtherance and not in limitation of the powers conferred by law, the Board of Directors has the power:

(a)     to  make,  alter  and  repeal  Bylaws  of  the  Corporation.

(b) to set apart, out of assets of the Corporation available for dividends, reserves for working capital or for any other proper purpose, and to reduce, abolish or add to any reserve as the Board of Directors deems in the best interest of the Corporation. The Board will determine in its discretion what part of the assets of the Corporation, available for dividends in excess of any reserve, will be declared in dividends and paid to the shareholders of the Corporation.

5. Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all series or class of any series of the Corporation's stock entitled to be cast in order to take or authorize any action, any action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast subject to applicable laws and regulations, or rules or orders of the Securities and Exchange Commission or any successor regulator.

6. Regarding the following items, any determination made by or pursuant to the direction of the Board of Directors will be final and conclusive as long as it is made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles. Such determinations include:

- the amount and value of the assets, debts, obligations, or liabilities of the Corporation;

-     the  amount  of  any reserves or charges set up and the propriety thereof;

-     the  time  of  or  purpose  for  creating  such  reserves  or  charges;

- the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges will have been created have been paid or discharged or will be then or thereafter required to be paid or discharged);

- the establishment or designation of procedures or methods to be employed for valuing any asset of the Corporation;

- the allocation of any asset of the Corporation to a particular series or class of the Corporation's stock;

- the funds available for the declaration of dividends and the declaration of dividends;

- the charging of any liability of the Corporation to a particular series or class of the Corporation's stock;

- the number of shares of any series or class of the Corporation's outstanding stock;

- the estimated expense to the Corporation in connection with purchases or redemptions of its shares;

- the ability to liquidate investments in an orderly fashion; or any other matters relating to the issue, sale, purchase or redemption or other acquisition or disposition of investments or shares of the Corporation, or the determination of net asset value per share of shares of any series or class of the Corporation's stock.


                                   ARTICLE VII

                              REDEMPTION OF SHARES
                              --------------------

1. Each holder of shares of capital stock of the Corporation will be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the time of payment of the redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation will be its net asset value as determined by, or pursuant to the direction of, the Board of Directors of the Corporation in accordance with the provisions of applicable law, less any redemption fee or other charge, if any, as detailed in disclosure documents of the Fund as filed with the Securities and Exchange Commission. Redemption is conditioned on the Corporation having funds legally available for that purpose. Payment of the redemption price will be made by the Corporation in cash or by check on current funds, or in assets other than cash, at such time and in such manner as determined by the Board of Directors of the Corporation.

2. If the Board of Directors determines that the net asset value per share of any series or class of the Corporation's stock should remain constant, the Corporation may declare, pay and credit as dividends periodically the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation allocated to that series or class. If the amount so determined for any day is negative, the Corporation may, without the payment of monetary compensation but in consideration of the interest of the Corporation and its shareholders in maintaining a constant net asset value per share of the series, redeem pro rata from all the shareholders of record of shares of the series or class at the time of the redemption (in proportion to their respective holdings) the number of outstanding shares of the series or class, or fractions thereof, as is required to permit the net asset value per share of the series to remain constant.

3. If, in the sole determination of the Board of Directors, the continuation of the offering of shares of any one or more series or classes is no longer in the best interest of the Corporation, e.g., because market conditions have changed, regulatory problems have developed, or participation in the series or class is low, the Corporation may cease the offering of shares of the series or class and may, by majority vote of the Board of Directors, require the redemption of all outstanding shares of the series or class with forty-five (45) days prior written notice to the shareholders, all subject to the requirements of applicable securities laws and regulations and the Maryland General Corporation Law.


                                  ARTICLE VIII

                                    AMENDMENT
                                    ---------

     The Corporation reserves the right at any time to alter, amend or repeal any provisions contained in these Articles of Incorporation, including any amendment that alters the contract rights of any outstanding stock, at any time in the manner now or hereafter prescribed by the laws of the State of Maryland, and all rights conferred on the Corporation's shareholders, directors and officers by these Articles are granted subject to this reservation.

     IN WITNESS WHEREOF, CALVERT NEW WORLD FUND, INC. has caused these Articles of Incorporation to be signed in its name and on its behalf by its Incorporator on this 20th day of December, 1994.

     CALVERT  NEW  WORLD  FUND,  INC.

     I  acknowledge  the  Articles  of  Incorporation  to  be  my  act.

     Acknowledgment:
     William  M.  Tartikoff
     Incorporator

     ATTEST:
     Clifton  S.  Sorrell,  Jr.
     Director